UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2006

Date of Report (date of earliest event reported)

VIVUS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1172 Castro Street
Mountain View, California 94040

(Address of principal executive offices)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective February 21, 2006, VIVUS, Inc. (the “Company”), entered into the First Amendment and Waiver (the “Amendment”) to the Manufacture and Supply Agreement dated December 22, 2003 (the “Original Agreement”) with NeraPharm spol, s.r.o. (“NeraPharm”).  Under the Amendment, the Company’s minimum quantity purchase requirements as set forth in the Original Agreement were amended such that the minimum quantity of alprostadil (the “Product”) for calendar year 2005 will be ordered by the Company and delivered by NeraPharm on or before April 30, 2006 and the minimum quantity of Product to be ordered by the Company in 2006 shall be postponed until 2008, with such order and delivery by NeraPharm occurring on or before December 31, 2008. The Product is the active pharmacologic agent used in the Company's erectile dysfunction drug MUSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2006	VIVUS, INC.

/s/ Timothy E. Morris
Timothy E. Morris Vice President, Finance and Chief Financial Officer